Exhibit 10.2(a)

FOURTH AMENDMENT TO THE CREDIT AGREEMENT

This Fourth Amendment to the Credit Agreement (“Amendment”) is dated as of August 29, 2017, between by and among GREEN PLAINS CATTLE COMPANY LLC (the “Borrower”), the commercial, banking or financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties to the Credit Agreement (as defined below) (and such commercial, banking or financial institutions are sometimes referred to hereinafter collectively as the “Lenders” and individually as a “Lender”), and BANK OF THE WEST and ING CAPITAL, LLC, as “Joint Administrative Agent”). Borrower, Lenders, and the Joint Administrative Agent agree as follows:

PRELIMINARY STATEMENT. Borrower, Lenders, and the Joint Administrative Agent entered into that certain Credit Agreement dated as of December 3, 2014 (that credit agreement as amended herein and by any and all other modifications or amendments thereto is hereinafter referred to as the “Credit Agreement”; the terms defined in the Credit Agreement are used herein as therein defined). Borrower, Lenders, and the Joint Administrative Agent wish to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.01 Amendment to Schedules. Schedule 1.01(e) of the Credit Agreement is hereby added to the Credit Agreement, as attached hereto.

Section 1.02 Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding or amending and restating the definitions of “ABL Security Agreement”, “Collateral Documents”, “Guaranty”, “Guarantor”, “ICA”, “Mortgage”, “Mortgaged Property”, “Mortgaged Property Support Documents”, “Mortgagor”, “Pari Passu Collateral Agent”, “Term ICA”, “Term Loan Agreement”, “Term Loan Collateral Agent”, “TLB Guaranty” and “TLB Security Agreement, as follows:

“ABL Security Agreement” means collectively, the Security Agreement dated as of August 29, 2017, as amended from time to time, among GPI and BNP Paribas as Collateral Agent and the Pledge Agreement dated as of August 29, 2017, as amended from time to time, among GPI and certain of its subsidiaries and BNP Paribas, as Collateral Agent.

“Collateral Documents” means, collectively, the Security Agreement, the Negative Pledge, the Qualifying Control Agreement, the ABL Security Agreement, any Mortgage and each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Joint Administrative Agent, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Joint Administrative Agent for the benefit of the Secured Parties.

“Guaranty” means, the Guaranty dated as of August 29, 2017, as amended from time to time, in favor of the Joint Administrative Agent duly executed by the Guarantors.

“Guarantor” means, unless otherwise indicated, collectively GPI, and such of GPI’s other subsidiaries and affiliates as may provide or be required to provide a Guaranty from time to time.

“ICA” means the ABL Intercreditor Agreement dated as of August 29, 2017 (as amended from time to time) between the Joint Administrative Agent and BNP Paribas, as Term Loan Collateral Agent.

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust and deeds executed by any Guarantor that purport to grant a Lien to the Pari Passu Collateral Agent, for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Joint Administrative Agent.

“Mortgaged Property” means the real estate described in any Mortgage in favor of the Pari Passu Collateral Agent as applicable.

“Mortgaged Property Support Documents” means with respect to any real property subject to a Mortgage, the deliveries and documents described on Schedule 1.01(e) attached hereto.

“Mortgagor” means the party that is the granting party under any Mortgage.

“Pari Passu Collateral Agent” has the meaning set forth in the Term ICA.

“Term ICA” means the Term Loan Intercreditor and Collateral Agency Agreement dated as of August 29, 2017, as amended from time to time, by and among BNP Paribas, as Term Loan Collateral Agent, BNP Paribas, as Pari Passu Collateral Agent and the Joint Administrative Agent, et al.

“Term Loan Agreement” means the term loan agreement dated as of August 29, 2017 by and among GPI, BNP Paribas, as Administrative Agent and Collateral Agent, the Lenders party thereto, et al.

“Term Loan Collateral Agent” has the meaning set forth in the Term ICA.

“TLB Guaranty” means a guaranty from the Borrower to BNP Paribas dated as of August 29, 2017.

“TLB Security Agreement” means a security agreement from the Borrower and certain of its affiliates to BNP Paribas dated as of August 29, 2017.

Section 1.03 Amendment to Section 2.16 of the Credit Agreement. Section 2.16 of the Credit Agreement is hereby amended and restated as follows:

2.16	Increase in Revolving Facility.

(a)	Request for Increase. Provided there exists no Default, upon notice to the Joint Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may from time to time, request an increase in the Revolving Facility (for all such requests) not exceeding $100,000,000 (an “Incremental Facility”); provided that (i) any such request for an Incremental Facility shall be in a minimum amount of $10,000,000 plus additional increments in the amount of $5,000,000, and (ii) the Borrower may make a maximum of three (3) such requests. At the time of sending such notice, the Borrower (in consultation with the Joint Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Lenders.

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

(b)	Lender Elections to Increase. Each Revolving Lender shall notify the Joint Administrative Agent within such time period whether or not in its sole discretion it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(c)	Notification by Joint Administrative Agent; Additional Revolving Lenders. The Joint Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Joint Administrative Agent, the L/C Issuer and the Swingline Lender, the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement (“New Revolving Lenders”) in form and substance satisfactory to the Joint Administrative Agent and its counsel.

(d)	Effective Date and Allocations. If the Revolving Facility is increased in accordance with this Section, the Joint Administrative Agent and the Borrower shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase. The Joint Administrative Agent shall promptly notify the Borrower and the Revolving Lenders and the New Revolving Lenders of the final allocation of such increase and the Revolving Increase Effective Date.

(e)	Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Joint Administrative Agent a certificate of the Borrower dated as of the Revolving Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct, on and as of the Revolving Increase Effective Date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) both before and after giving effect to the Incremental Facility, no Default exists. The Borrower shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions) as reasonably requested by the Joint Administrative Agent in connection with any Incremental Facility. The Borrower shall prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

(f)	Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(g)	Incremental Facility. Except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Facility shall be identical to the terms and conditions applicable to the Revolving Facility.

Section 1.04 Amendment to Section 7.01 and Section 7.02 of the Credit Agreement. Section 7.01 and Section 7.02 of the Credit Agreement are hereby amended and restated as follows:

7.01	Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)	Liens pursuant to any Loan Document;

(b)	Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)	Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)	Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; or

(e)	Liens securing the TLB Guaranty under the TLB Security Agreement which are subject to the ICA.

7.02	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)	Indebtedness under the Loan Documents;

(b)

Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c)	Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000;

(d)	Indebtedness evidenced by the Subordinated Debt not to exceed $25,000,000;

(e)	Obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; or

(f)	Indebtedness under the TLB Guaranty.

Section 1.05 Amendment to Section 8.01 of the Credit Agreement. Section 8.01 of the Credit Agreement is hereby amended and restated as follows:

8.01	Events of Default.

Any of the following shall constitute an Event of Default:

(a)	Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)	Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.08, 6.10, 6.11, 6.12, 6.18, 6.19, 6.20, 6.21, or Article VII (excluding Section 7.11 and 7.12) or within ten (10) days after the delivery of any Compliance Certificate which demonstrates any non -compliance with the requirements of Section 7.11or 7.12 the Borrower fails to demonstrate pro forma compliance with the requirements of Section 7.11 or 7.12; or

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

(c)	Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)	Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)	Cross-Default. (i) The Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; [or] (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)

Insolvency Proceedings, Etc. The Borrower or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days;

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)	Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)	Judgments. There is entered against the Borrower or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)	ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)	Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)	Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or the Borrower shall assert the invalidity of such Liens; or

(l)	Change of Control. There occurs any Change of Control; or

(m)	Subordination. (i) Any of the subordination, standstill, payover and insolvency related provisions of any of the Subordinated Debt Documents (the “Subordinated Provisions”) shall, other than by their own terms or by the consent of the Joint Administrative Agent, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; or (ii) the Borrower shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Joint Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, or realized from the liquidation of any property of the Borrower, shall be subject to any of the Subordination Provisions.

(n)	Term Loan Agreement. Any “Event of Default” occurs and is continuing under the Term Loan Agreement, the Guaranty, as “Event of Default” is defined in the Term Loan Agreement, or the Guaranty.

Without limiting the provisions of Article IX, a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Joint Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Joint Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

Section 1.06 Representations and Warranties of Borrower.

(a) Borrower is duly organized, validly existing and in good standing under the laws of the State of its formation.

(b) The execution, delivery and performance by Borrower of this Amendment, the Notes and the Credit Agreement, as amended hereby, are within Borrower’s powers, have been duly authorized by all necessary action, if necessary, and do not contravene Borrower’s operating agreement, or any law or any contractual restriction binding on or affecting Borrower, as applicable, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment, the Notes and the Credit Agreement, as amended hereby.

(d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e) No event listed in Section 8.01 of the Credit Agreement has occurred and is continuing.

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

Section 1.07 Effectiveness. This Amendment shall become effective when the Joint Administrative Agent has received (a) counterparts of this Amendment duly executed by the Borrower and the Lenders; (b) the executed Guaranty, together with certain security agreements, authorizations and certificates that secure or otherwise authorize such Guaranty; (c) an executed Term Loan Agreement, TLB Guaranty and TLB Security Agreement; (d) an executed ICA; (e) an executed Term ICA; (f) an opinion of counsel for the Borrower and the Guarantors, as to such matters as reasonably requested by the Joint Administrative Agent; and (g) such other documents, actions or assurances as Lenders or the Joint Administrative Agent may reasonably request.

Section 1.08 Mortgages.

(a) Borrower shall, at its expense, deliver or cause to be delivered to the Joint Administrative Agents, the information and documents listed on Schedule 1.08 - A with respect to each facility listed on Schedule 10.19 to the Term Loan Agreement, and such other information and reports as the Joint Administrative Agents reasonably require (the “Real Estate Due Diligence Documents”; and those facilities on Schedule 10.19 to the Term Loan Agreement, the “Sites”).

(b) Following receipt of the Real Estate Due Diligence Documents, the Joint Administrative Agents shall notify the Borrower which of the Sites such agent has elected to receive a mortgage, mortgage lien and security interest in and to the land, improvements, fixtures, leases, rents and other personal property associated with such Site (the “Accepted Sites”).

(c) No later than 120 days after the date of this Amendment, the Borrower shall deliver or cause to be delivered to the Joint Administrative Agents, the following for each Accepted Site:

(i) evidence of the recording of the Approved Mortgage Instrument (defined in Schedule 1.08 - A) for such site, to or for the benefit of the Joint Administrative Agents, as agent for the Lenders, including the payment of all recording, mortgage and other taxes and impositions associated therewith;

(ii) an ALTA Lender’s policy of title insurance insuring the recorded instrument as a second lien on the site, and otherwise in the form of the Approved Pro Forma Title Policy (defined in Schedule 1.08 - A), including satisfaction of all conditions precedent for the issuance of such title policy by the approved title underwriter, and payment of all associated search charges, title premiums, endorsement charges and other fees and expenses of the underwriter or issuing agent; and

(iii) an executed opinion of the applicable Mortgagor under the recorded instrument in the form of the Approved Form of Opinion (defined in Schedule 1.08 - A).

(d) All costs and expenses for the instruments, agreements and other matters required under this Section shall be paid by the Mortgagors.

(e) Each of the parties hereto acknowledges and agrees that, if there is any Mortgaged Property, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Facilities or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the Joint Administrative Agent shall have recieved the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Property as required by applicable flood insurance laws and as otherwise reasonably required by the Joint Administrative Agent (or the Pari Passu Collateral Agent, as the case may be) and (2) the Joint Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed).

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

(f) With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Guarantor (A) shall obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Guarantor ceases to be financially sound and reputable after the Closing Date, in which case, the Borrower shall cause the Guarantor to promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Lenders (or Joint Administrative Agent or Pari Passu Collateral Agent, as the case may be) may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws and (B) promptly upon request of the Lenders (or Joint Administrative Agent or Pari Passu Collateral Agent, as the case may be), will deliver to the Lenders (or Joint Administrative Agent or Pari Passu Collateral Agent, as the case may be), as applicable, evidence of such compliance in form and substance reasonably acceptable to the Lenders (or Joint Administrative Agent or the Pari Passu Collateral Agent, as the case may be), including, without limitation, evidence of annual renewals of such insurance.

(g) Notwithstanding the foregoing, the Joint Administrative Agents shall not enter into any Mortgage, nor permit any Mortgage to be entered into in securing the Obligations under the Loan Documents in respect of any real property pledged until (1) the date that occurs 30 days after the Joint Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Guarantor of that fact and (if applicable) notification to the Guarantor, as the case may be, that flood insurance coverage is not available and (B) evidence of the receipt by the Guarantor of such notice; and (iii) if such notice is required to be provided to the Guarantor and flood insurance is available in the community in which such real property is located, evidence of required flood insurance, and (2) the Joint Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed).

Section 1.09 Reference to and Effect on the Credit Agreement. Upon the effectiveness of Section 1.07 hereof:

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder” “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 1.10 Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 1.11 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of Nebraska.

Section 1.12 Expenses. The Borrower shall pay on demand all costs and expenses incurred by Lenders in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, Attorneys’ Costs incurred in connection with the preparation of

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower ’ properties or books and records). The Borrower’s obligations to Lenders under this Section 1.13 shall survive termination of this Amendment and repayment of the Borrower ’ Obligations to Lenders under the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREEN PLAINS CATTLE COMPANY LLC

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	EVP - General Counsel & Corp. Secretary

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

BANK OF THE WEST, as Joint Administrative Agent

By:	/s/ Darren Jung
Name:	Darren Jung
Title:	Assistant Vice President

BANK OF THE WEST, as Swingline Lender, and Lender

By:	/a/ Charles Greenway
Name:	Charles Greenway
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

ING CAPITAL LLC, as Joint Administrative Agent, L/C Issuer, and Lender

By:	/s/ Daniel Lamprecht
Name:	Daniel Lamprecht
Title:	Managing Director

and

By:	/s/ Renata Medeiros
Name:	Renata Medeiros
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

RABO AGRIFINANCE LLC, Lender

By:	/s/ Deborah Asberry-Chua
Name:	Deborah Asberry-Chua
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

FARM CREDIT SERVICES OF AMERICA, PCA, Lender

By:	/a/ Judson J. Jesske
Name:	Judson J. Jesske
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

FCS COMMERCIAL FINANCE GROUP, for AG COUNTRY FARM CREDIT SERVICES, PCA, Lender

By:	/s/ Jeremy Voigts
Name:	Jeremy Voigts
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

BANK OF AMERICA, N.A., Lender

By:	/s/ Kory Clark
Name:	Kory Clark
Title:	Senior Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

AMERICAN AGCREDIT, PCA, Lender

By:	/s/ Kyle Lucas
Name:	Kyle Lucas
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

INTRUST BANK, N.A., Lender

By:	/s/ Quinton E. Smith
Name:	Quinton E. Smith
Title:	Commercial Lender

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

AG COUNTRY FARM CREDIT SERVICES, FLCA, Lender

By:	/s/ Nicole Schwartz
Name:	Nicole Schwartz
Title:	Vice President

Bank of the West/Green Plains Cattle Company LLC Fourth Amendment to the Credit Agreement

21